EXHIBIT 10.2

TERMINATION AGREEMENT

TERMINATION AGREEMENT, dated August 19, 2025 (the “Termination Agreement”), by and between ARTELO BIOSCIENCES, INC., a Nevada corporation (the “Company”) and ABK LABS, INC., a Delaware corporation (“Consultant”). Each of the Company and Consultant are referred to in this Termination Agreement individually as a “Party” and, collectively, as the “Parties.”

RECITALS

A. On August 1, 2025, the Company and Consultant entered into a consulting agreement (the “Consulting Agreement”) to set forth the Parties’ agreement to have Consultant provide strategic advisory services to the Company related to the development, implementation, and communication of the Company’s digital asset strategy, as well as business development, financial and technical advisory, investor relations, and other related support, in exchange for a warrant to purchase up to 55,000 shares of the Company’s common stock, par value $0.001 per share, at an exercise price of $10.20 per share (the “ABK Labs Warrant,” together with the Consulting Agreement, the “Consultant Documents”).

B. The Parties wish to mutually terminate the Consulting Agreement and the ABK Labs Warrant effective as of August 16, 2025 (the “Termination Date”) and forego the provisions of Section 4 of the Consulting Agreement relating to thirty (30) days advance written notice (the “Termination Notice”).

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises herein contained and for such other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

1. Termination of Consultant Documents. Effective as of the Termination Date, the Consulting Agreement and the ABK Labs Warrant are terminated and of no further force and effect, and neither of the Parties will have any further rights or obligations under or pursuant to the Consulting Agreement or the ABK Labs Warrant. For the avoidance of doubt, any and all vesting under the ABK Labs Warrant is hereby waived and Consultant is not entitled to the exercise of any shares thereunder.

2. No Further Obligations. Except as set forth in Section 4 of this Termination Agreement, neither the Company nor Consultant shall have any further duty, obligation or liability to the other under any Consultant Document, whether arising before, on or after the Termination Date.

3. Waiver of Termination Notice. The Parties agree that the portion of Section 4 of the Consulting Agreement relating to the Termination Notice, is hereby waived and shall have no further force or effect in light of the mutual agreement on the Termination Date specified in this Agreement.

4. Ongoing Obligations. Notwithstanding the foregoing, Sections relating to confidentiality, governing law, jurisdiction, service of process, waiver of jury trial, and indemnification for breaches of confidentiality (if any) contained in the Consultant Documents shall survive solely with respect to this Termination Agreement.

5. Mutual Release.

(a) Release by the Company. Each of the Company and its past, present, and future parents, subsidiaries, affiliates, stockholders, members, partners, managers, officers, directors, employees, agents, attorneys, successors and assigns (collectively, the “Company Releasing Parties”) hereby irrevocably releases, waives and forever discharges Consultant and such Consultant’s past, present, and future parents, subsidiaries, affiliates, equityholders, partners, managers, officers, directors, employees, agents, attorneys, predecessors, successors and assigns (collectively, the “Consultant Released Parties”) from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, demands, liabilities and obligations of every kind, nature and description whatsoever, whether known or unknown, foreseen or unforeseen, asserted or unasserted, in law, equity, or otherwise (collectively, “Claims”), that any Company Releasing Party ever had, now has, or hereafter can, shall or may have against any of the Consultant Released Parties arising out of or relating to any matter, cause or event occurring or failing to occur on or prior to the Termination Date, including without limitation any Claims arising out of, relating to, or in connection with the Consulting Agreement, the ABK Labs Warrant, or the transactions contemplated thereby, but excluding any Claims arising from a breach of this Termination Agreement.

(b) Release by Consultant. Consultant, on behalf of itself and its past, present, and future parents, subsidiaries, affiliates, equityholders, members, partners, managers, officers, directors, employees, agents, attorneys, successors and assigns (collectively, the “Consultant Releasing Parties”), hereby irrevocably releases, waives and forever discharges the Company and the Company Releasing Parties (collectively, the “Company Released Parties”) from any and all Claims that any Consultant Releasing Party ever had, now has, or hereafter can, shall or may have against any of the Company Released Parties arising out of or relating to any matter, cause or event occurring or failing to occur on or prior to the Termination Date, including without limitation any Claims arising out of, relating to, or in connection with the Consulting Agreement, the ABK Labs Warrant, or the transactions contemplated thereby, but excluding any Claims arising from a breach of this Termination Agreement.

(c) Specific Waiver of Unknown Claims. Each Party acknowledges that it may hereafter discover facts different from or in addition to those which it now knows or believes to be true with respect to the subject matter of the releases set forth in this Section 5 and agrees that the release so given shall be and remain effective in all respects notwithstanding any such differences or additional facts.

(d) Waiver of Benefits under Common Law. Each Party hereby expressly waives any and all rights and benefits conferred by any statute or common-law principle that would otherwise limit the scope of the release to known or suspected Claims at the time of executing this Termination Agreement. In particular, each Party expressly waives the provisions of Section 1542 of the California Civil Code, which provides:

2

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”

Each Party acknowledges that it may hereafter discover facts in addition to or different from those which it now knows or believes to be true with respect to the subject matter of the releases set forth in this Section 5, but it is the intention of the Parties to fully, finally and forever settle and release all Claims, known or unknown, suspected or unsuspected, which now exist, may exist or heretofore have existed between them. In furtherance of this intention, the releases herein given shall be and remain in effect as full and complete releases notwithstanding the discovery or existence of any such additional or different facts.

6. Representations and Warranties. Each Party represents and warrants to the other Party that (i) it has full power and authority to enter into, execute, deliver and perform this Termination Agreement, (ii) this Termination Agreement constitutes a valid and binding obligation of such Party, enforceable against it in accordance with its terms; (iii) the execution, delivery and performance of this Termination Agreement has been duly authorized by all requisite corporate, limited liability company or similar action on the part of such Party; and (iv) it has not assigned or otherwise transferred any Claim released hereby to any third party.

7. Governing Law. The validity, interpretation, construction and performance of this Termination Agreement shall be governed by the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

8. Entire Agreement. This Termination Agreement embodies the entire agreement and understanding of the Parties hereto in respect of the subject matter contained herein and is an integrated contract.

9. Counterparts. This Termination Agreement may be executed in one or more counterparts, all of which together shall be deemed to be of one instrument.

[Signature Page Follows]

3

IN WITNESS WHEREOF, the Parties hereto have executed this Termination Agreement as of the date first above written.

COMPANY: ARTELO BIOSCIENCES, INC.

By:	/s/ Gregory D. Gorgas
Name: Gregory D. Gorgas
Title: President & CEO/CFO

CONSULTANT: ABK LABS INC.

By:	/s/ Alex Kehaya
Name: Alex Kehaya
Title: CEO